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                                                                   EXHIBIT 10.2

                         TEXAS CAPITAL BANCSHARES, INC.
                         DEFERRED COMPENSATION AGREEMENT


THIS AGREEMENT made this 1st day of January, 1999 by and between Texas Capital Bancshares, Inc., a Delaware corporation ("Bancshares"), and Joseph M. Grant (the "Employee").

WITNESSETH THAT in consideration of the agreements hereinafter contained the parties hereto agree as follows:

         1. Bancshares shall pay the Employee beginning January 1, 1999 and continuing during the term of his employment hereunder, deferred compensation payable as provided in paragraphs 2 and 3 below.

         2. (a) Bancshares shall credit on the Employee's behalf, to a book reserve (the "Deferred Compensation Account") established for this purpose, compensation validly deferred by the Employee on an annual basis on a form provided by Bancshares.

               (b) All such funds so credited to the Deferred Compensation Account shall be invested in Bancshares Common Stock in accordance with the Texas Capital Bancshares Deferred Compensation Agreement Trust (the "Trust"). Investments in Bancshares Common Stock shall be made at a price per share determined by Bancshares. Prior to such time as Bancshares completes an initial equity offering representing at least 20% of Bancshares' then outstanding Common Stock, such price per share shall be set, for purposes of this subsection 2(b) as the prevailing "market price" as measured by the most recent sale of Bancshares Common Stock, adjusted upward effective as of the first business day of each calendar year quarter (January 1, April 1, July 1 and October 1), by the Prime Rate as listed for that day in the Wall Street Journal. Upon Bancshares completion of an initial equity offering representing at least 20% of its then outstanding Common Stock, such price shall be the bid price per share as of the close of the immediately preceding stock market trading day.

               (c) The Employee agrees on behalf of himself and his designated beneficiary to assume all risk in connection with any decrease in value of the funds which are invested in Bancshares Common Stock in accordance with the provisions of this Agreement.

               (d) Title to and beneficial ownership of Bancshares Common Stock deferred pursuant to this paragraph shall at all times remain in Bancshares and the Employee and his designated beneficiary shall not have any property interest whatsoever in any specific assets of Bancshares.

         3. Deferred compensation shall be distributed in the following manner:

               (a) If the Employee's employment with Bancshares is terminated on or after his 66th birthday, Bancshares shall distribute to him in sixteen (16) equal quarterly installments the number of shares of Bancshares Common Stock acquired pursuant to this Agreement and held for such purpose in the Trust and commencing on the first day of the month next following the Employee's termination of employment. If the Employee should die on or after his 66th birthday and before all of the sixteen (16) equal quarterly payments are made, the unpaid balance will continue to be paid to his designated beneficiary in equal quarterly installments for the unexpired portion of such distribution period.

               (b) If the Employee's employment hereunder is terminated for any reason other than death and disability but before the Employee's 66th birthday, then the amount credited to the Deferred Compensation Account shall continue to be held in such Account and no payments shall be made until the Employee attains age 66 at which time payments shall be made in the same manner and to the same extent as set for in paragraph 3(a), above. Notwithstanding the foregoing, if before reaching age 66 the Employee dies or becomes disabled, then payments shall be made in the same manner and to the same extent as set forth in paragraph 3(c), below.


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               (c) If the Employee's employment is terminated because of
disability or death before he has reached the age of 66, but while he is employed by Bancshares, then Bancshares shall make sixteen (16) equal quarterly installments to the Employee (in the event of his disability) or to his designated beneficiary (in the event of his death) in the same manner and to the same extent as provided in paragraph 3(a), above.

               (d) If both the Employee and his designated beneficiary should die before all sixteen (16) equal quarterly payments are made by Bancshares, then the balance in the Deferred Compensation Account as of the date of the designated beneficiary's death shall be paid as soon as practicable in a single distribution to the estate of such designated beneficiary.

               (e) The Employee may designate any individual or entity as his designated beneficiary and may change the designated beneficiary without the consent of any prior beneficiary by completing a form provided by Bancshares for such purpose and delivering such form to Bancshares before his death. If the Employee fails to designate a beneficiary, or if no designated beneficiary shall survive the Employee, the installment payments payable under paragraph 3(c), above shall be payable to the Employee's estate.

               (f) The term "disabled" or "disability" as used in this Agreement shall have the same meaning(s) as those terms are defined in Bancshares' Long Term Disability Insurance Plan.

               (g) The installment payments to be made to the Employee under paragraphs 3(a) and 3(c), above shall commence on the first day of the month next following the date of the termination of his employment, and the installment payments to be made to the Employee under paragraph 3(b), above shall commence on the first day of the month next following the Employee's 66th birthday.

         4. Nothing contained in this Agreement and no action taken pursuant to the provisions of this Agreement shall create or be construed to create a fiduciary relationship between Bancshares and the Employee, his designated beneficiary or any other person. Any funds which may be invested under the provisions of this Agreement shall continue for all purposes to be a part of the general assets of Bancshares, whether or not held in trust, and no person or entity other than Bancshares shall by virtue of the provisions of this Agreement have any interest in such funds. To the extent that any person acquires a right to receive payments from Bancshares under this agreement, such right shall be no greater than the right of any unsecured general creditor of Bancshares.

         5. The right of the Employee or any other person to the payment of deferred compensation or other benefits under this Agreement shall not be assigned, transferred, pledged or encumbered except by will or by the laws of descent and distribution.

         6. If the Board shall find that any person to whom any payment is payable under this Agreement is unable to care for his affairs because of illness or accident, or is a minor, any payment due (unless a prior claim therefor shall have been made by a duly appointed guardian, committee or other legal representative) may be paid to the spouse, a child, a parent, or a brother or sister, or to any person deemed by the Board to have incurred expense for such person otherwise entitled to payment, in such manner and proportions as the Board may determine. Any such payment shall be a complete discharge of the liabilities of Bancshares under this agreement.

         7. Nothing contained herein shall be construed as conferring upon the Employee the right to continue in the employ of Bancshares as an executive or in any other capacity.

         8. Any deferred compensation payable under this Agreement shall not be deemed salary or other compensation to the Employee for the purpose of computing benefits to which he may be entitled under any pension plan or other arrangement sponsored by Bancshares for the benefit of its employees.

         9. The Board shall have full power and authority to interpret, construe, and administer this Agreement and the Board's interpretations and construction thereof, and actions thereunder, shall be binding and conclusive on all persons for all purposes. No member of the Board shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Agreement unless attributable to his own willful misconduct or lack of good faith.



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         10. This agreement shall be binding upon and inure to the benefit of
Bancshares, its successors and assigns, and the Employee and his heirs, executors, administrators, and legal representatives.

         11. Except to the extent superseded by laws of the United States, the laws of the State of Texas shall be controlling in all matters relating to this Agreement.

         IN WITNESS WHEREOF, Bancshares has caused this Agreement to be executed by a duly authorized officer and Employee has hereunto set his hand and seal as of the date first above written.


                  Texas Capital Bancshares, Inc.


                  By:  /s/ GREGORY B. HULTGREN
                       -----------------------



                  /s/ JOSEPH M. GRANT
                  ----------------------------
                  Joseph M. Grant